As filed with the Securities and Exchange Commission on April 26, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARTIO GLOBAL INVESTORS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-6174048 (I.R.S. Employer Identification No.)

330 Madison Avenue
New York, NY 10017
(212) 297-3600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rachel E. Braverman
Corporate Secretary
c/o Artio Global Investors Inc.

330 Madison Avenue
New York, NY 10017
(212) 297-3916
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000	James Gerkis Proskauer Rose LLP Eleven Times Square New York, NY 10036 (212) 969-3000

          Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A common stock, par value $0.001 per share	17,955,844	$4.09	$73,439,401.96	$8,416.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. The shares may be offered for resale by selling stockholders pursuant to the shelf prospectus contained herein.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s shares of Class A common stock, as reported on the New York Stock Exchange on April 24, 2012, of $4.01 and $4.16.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2012

 PROSPECTUS

17,955,844 Shares

ARTIO GLOBAL INVESTORS INC.

Class A Common Stock

This prospectus relates to the resale of up to an aggregate of 17,955,844 shares of Class A common stock by the selling stockholders identified in this prospectus.

The selling stockholders will receive all of the proceeds from any sales of their shares. Artio Global Investors Inc. is not selling any shares of Class A common stock pursuant to this prospectus and will not receive any of the proceeds from the sale of any shares of Class A common stock to be sold by the selling stockholders.

Our registration of the shares of Class A common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 4.

Our Class A common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “ART”. On April 24, 2012, the last sale price of our Class A common stock as reported on the NYSE was $4.05 per share.

See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2012

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context requires otherwise, in this prospectus:

•	“Artio Global Investors Inc.”, the “Company” and “Investors” refer to Artio Global Investors Inc., and “we”, “us” and “our” refer to Investors and its direct and indirect subsidiaries, unless the context otherwise requires; and

•	“operating company” and “Holdings” refer to Artio Global Holdings LLC and, unless the context otherwise requires, its subsidiary Artio Global Management LLC, or “Investment Adviser”, our “operating subsidiary”.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus carefully, including the “Risk Factors” section included elsewhere in this prospectus and our financial information incorporated by reference herein.

Our Business

Artio Global Investors Inc. and subsidiaries are an asset management company that provides active investment management services to institutional and mutual fund clients. In addition to International Equity, we offer a select group of other equity and fixed income strategies, including Global Equity, a series of U.S. Equity strategies, High Grade Fixed Income, High Yield and Local Emerging Markets Debt. International Equities are our largest strategies, which represented 64% of our assets under management as of December 31, 2011.

Company Information

Our principal executive office is located at 330 Madison Avenue, New York, New York 10017 and our main telephone number is (212) 297-3600. Our website address is www.artioglobal.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

1

Risk Factors

We face a variety of significant and diverse risks, many of which are inherent in our business. Described under “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein, as such information may be amended or supplemented in any applicable prospectus supplement or our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K or other filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are certain risks that we currently, or may later, believe could materially affect us. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. You should carefully consider the risks and uncertainties in the documents incorporated by reference herein before deciding to invest in our Class A common stock.

Cautionary Note Regarding Forward-Looking Statements

We have made certain forward-looking statements in this prospectus and in the documents incorporated herein. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, our anticipated growth strategies, net client cash flows, descriptions of new business initiatives, investor behavior, our free cash flow, anticipated trends in our business, potential share repurchases and declaration of dividends. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

The section included in this prospectus under the heading “Risk Factors” and in the documents incorporated herein lists various important factors that could cause actual results to differ materially from projected and historic results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Use of Proceeds

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their accounts. We will not receive any of the proceeds from these sales.

Selling Stockholders

The selling stockholders named in this prospectus may offer to sell from time to time in the future up to an aggregate of 17,955,844 shares of our Class A common stock, par value $0.001 per share. As of the date of this prospectus, the selling stockholders collectively hold 28,147,149 shares of our Class A common stock.

Prior to the completion of our initial public offering (the “IPO”) on September 29, 2009, we were a wholly owned subsidiary of GAM Holding AG (formerly known as Julius Baer Holding Ltd.), a Swiss corporation (“GAM”). Following the IPO, GAM owned 16,755,844 shares of our Class C common stock. On September 29, 2011, pursuant to our Certificate of Incorporation, the outstanding shares of Class C common stock held by GAM automatically converted into shares of Class A common stock on a one-for-one basis.

2

Prior to the completion of the IPO, each of Richard Pell, our Chairman, Chief Executive Officer and Chief Investment Officer (“Pell”), and Rudolph-Riad Younes, our Head of International Equity (“Younes,” together with Pell, the “Principals”) had a 15% Class B profits interest in Investment Adviser, which was accounted for as compensation. Immediately prior to the IPO, each Principal exchanged his Class B profits interest for a 15% non-voting Class A membership interest in Holdings (“New Class A Units”). Investors issued all of its authorized shares of Class B common stock to the Principals in an amount equal to the number of New Class A Units that were issued to the Principals. In addition, the Principals entered into a tax receivable agreement with the Company, under which each Principal is entitled to 85% of certain tax benefits realized by us in our tax returns as a result of his exchange of New Class A Units for Class A common stock.

Concurrent with the IPO, we entered into an exchange agreement with the Principals, which granted each Principal and certain permitted transferees the right to exchange New Class A Units for shares of Investors' Class A common stock, on a one-for-one basis, subject to certain restrictions. In connection with the IPO, each Principal exchanged 1.2 million shares of New Class A Units for 1.2 million restricted shares of Class A common stock, leaving them each with 7.8 million New Class A Units. At the time of each exchange, an equivalent number of shares of Class B common stock were surrendered by the Principals and canceled.

In 2010, each Principal exchanged 7.2 million New Class A Units for 7.2 million restricted shares of Class A common stock in accordance with the terms of the exchange agreement. At the time of each exchange, an equivalent number of shares of Class B common stock were surrendered by the Principals and canceled.

After the exchanges in 2009 and 2010, each Principal owned 600,000 shares of Class B common stock and 600,000 New Class A Units, representing approximately 1% of the outstanding New Class A Units of Holdings.

On April 24, 2012, each Principal exchanged his remaining 600,000 New Class A Units for 600,000 shares of Class A common stock in accordance with the terms of the exchange agreement, as amended. At the time of each exchange, an equivalent number of shares of Class B common stock were surrendered by the Principals and canceled. As a result, our only outstanding common stock is our Class A common stock.

We are registering the shares to satisfy registration rights that we have granted to the selling stockholders. For more regarding GAM and the Principals, see “Certain Relationships and Related Person Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.

The selling stockholders named below consist of GAM, our former sole stockholder, and our Principals. The selling stockholders may sell all, some or none of their Class A common stock upon the effectiveness of this registration statement. See “Plan of Distribution.”

The table below describes each selling stockholder’s beneficial ownership of our Class A common stock as of the date of this prospectus.

Name of Beneficial Owner (1)	Number of shares of Class A common stock owned	Percentage of Class A common stock owned prior to offering of shares pursuant to this prospectus (%)(1)	Number of shares registered for sale pursuant to this prospectus	Percentage of Class A common stock owned after offering of shares pursuant to this prospectus (%)(1)(2)
Richard Pell	5,695,652	9.6	600,000	8.6
Rudolph-Riad Younes	5,695,653	9.6	600,000	8.6
GAM Holding AG	16,755,844	28.2	16,755,844	0.0

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares. In calculating the number of shares beneficially owned by each selling stockholder prior to and after the offering of shares pursuant to this prospectus, we have based our calculations on 59,476,952 shares of Class A common stock outstanding as of the date of this prospectus.

(2)	Assumes the sale of all shares of Class A common stock offered by the selling stockholders pursuant to this prospectus.

3

Plan of Distribution

The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts and commissions. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchase of shares to be made directly or through agents. As used in this prospectus, “selling stockholders” includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees, or others who may later hold the selling stockholders' interests.

The shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any selling stockholder which is a broker-dealer or an affiliate of a broker-dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. As a result, any profits on the sale of the shares by such selling stockholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares offered in this prospectus may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

4

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the shares, the selling stockholders may enter into hedging transactions. For example, a selling stockholder may:

•	enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholder to close out any short positions created;

•	sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

•	loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A short sale of shares by a broker-dealer, financial institution or selling stockholder would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent the shares are offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares on different terms pursuant to another prospectus supplement.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

5

The shares are listed on the NYSE under the symbol “ART”.

There can be no assurance that any selling stockholder will sell any or all of the shares under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. In addition, the selling stockholders may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

In the registration rights agreement and as described in our Annual Report on Form 10-K for the year ended December 31, 2011 under “Certain Relationships and Related Transactions, and Director Independence”, incorporated by reference herein, we have agreed to indemnify or provide contribution to the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration of the shares to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares.

Agents and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offerings will be described in the applicable prospectus supplement.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

We will not receive any proceeds from sales of any securities by the selling stockholders.

Legal Matters

The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for Artio Global Investors Inc. by Rachel E. Braverman, Corporate Secretary of Artio Global Investors Inc.

Experts

The consolidated statements of financial position of Artio Global Investors Inc. and subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of operations, changes in equity, and cash flows, for each of the years and in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2011, have been included in this prospectus and registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

6

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of  the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in any such document is deemed “furnished” in accordance with the rules of the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012;
•	our Proxy Statement on Schedule 14A for the year ended December 31, 2011, filed on March 19, 2012;
•	our Current Report on Form 8-K, filed on March 27, 2012;
•	the description of our Class A common stock, par value $0.001 per share, as contained in a registration statement on Form 8-A filed on September 14, 2009; and
•	all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the registration statement is declared effective and before the end of any offerings made under this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

Artio Global Investors Inc.
330 Madison Avenue
New York, New York 10017
(212) 297-3600

Information about us, including the documents incorporated by reference to this prospectus, is also available at our website at http://www.ir.artioglobal.com. However, the information in our website is not a part of this prospectus, and other than the documents specifically incorporated by reference, is not incorporated by reference into this prospectus.

7

17,955,844 Shares

ARTIO GLOBAL INVESTORS INC.

Class A Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Artio Global Investors Inc. (the “registrant”) which are registered under this Registration Statement on Form S-3 (this “registration statement”), other than underwriting discounts and commissions. The selling stockholders will not bear any portion of such costs and expenses. All amounts are estimates except the Securities and Exchange Commission registration fee.

The following expenses will be borne solely by the registrant.

Amount to be Paid
Registration fee	$8,416
Legal fees and expenses	$100,000
Accounting fees and expenses	$6,000
Miscellaneous	$5,000
Total (1)	$119,416

____________________

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees). Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into separate indemnification agreements with our executive officers and directors, which require us to indemnify them against liabilities to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitations on liability for our directors.

The registrant currently maintains liability insurance for its directors and officers.

II-1

Item 16. Exhibits.

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-2

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 26, 2012.

Artio Global Investors Inc.

By:	/s/ Richard Pell
	Name:	Richard Pell
	Title:	Principal Executive Officer

II-4

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rachel E. Braverman and Francis Harte, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Pell	Principal Executive	April 26, 2012
Richard Pell	Officer and Director
/s/ Francis Harte	Principal Financial and Accounting	April 26, 2012
Francis Harte	Officer
/s/ Elizabeth Buse	Director	April 26, 2012
Elizabeth Buse
/s/ Robert Jackson	Director	April 26, 2012
Robert Jackson
/s/ Duane Kullberg	Director	April 26, 2012
Duane Kullberg
/s/ Francis Ledwidge	Director	April 26, 2012
Francis Ledwidge

II-5

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement+
3.1	Form of Amended and Restated Certificate of Incorporation of Artio Global Investors Inc. (incorporated by reference to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (File No. 333-149178) Exhibit 3.1)
3.2	Form of Amended and Restated Bylaws of Artio Global Investors Inc. (incorporated by reference to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-149178) Exhibit 3.2)
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-149178) Exhibit 4.1)
5.1	Opinion of Rachel E. Braverman, Corporate Secretary of Artio Global Investors Inc.
23.1	Consent of KPMG LLP
23.2	Consent of Rachel E. Braverman, Corporate Secretary of Artio Global Investors Inc. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

+ To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities and Exchange Act of 1934, as amended.

II-6